Exhibit 10.1

ASSET SALE AND PURCHASE AGREEMENT

THIS ASSET SALE AND PURCHASE AGREEMENT is made and entered into as of July 11, 2016 (this “Agreement”), by and among FITNESS 24/7 EB Inc., a Pennsylvania company (“Seller”), ELLENI BERGER, the sole owner of Seller (the “Owner”) and GOLDEN GLOBAL CORP., a Nevada corporation (“Buyer”). Seller, Owner and Buyer are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.”

RECITAL

WHEREAS, Seller operates a fitness center located in West Mifflin, Pennsylvania (the “Business”); and

WHEREAS, Seller wishes to sell, transfer and convey to Buyer and Buyer wishes to purchase from Seller, substantially all the assets of Seller relating to the Business (the “Assets”), all on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF ASSETS

Section 1.01         Sale and Purchase of Assets.         Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), Seller is selling, transferring and conveying to Buyer and Buyer is purchasing and acquiring from Seller, all of Seller's right, title to and interest in all of the properties, rights and assets of Seller, wherever situated, of every kind, nature and description, tangible or intangible, constituting part of the Business, whether arising by contract, law or otherwise, except for the Excluded Assets (as hereinafter defined), all as the same shall exist on the Closing Date (the “Assets”), including, without limitation, the following:

(a)          all furniture, fixtures, equipment and other fixed assets and leasehold improvements used in connection with or related to the Business;

(b)          all lists, mailing lists, documents, information and records (whether in printed form or computer or other electronic media) related, in each case, to past, present and prospective customers of the Business;

(c)          copies of all existing files, accounting records, correspondence, internal reports and contractual documents related to the Business, including databases and records, whether in print, digital or other electronic format;

(d)          all copy, films, digital media, mechanicals, graphics, artwork, camera-ready plates, plate-making film, photographs and other reproduction materials related to the Business, whether in the possession of Seller or third parties;

(e)          all promotional and marketing materials, whether in print, digital or other electronic format;

(f)          all intellectual property used in the Business, including, without limitation, all trade names, (including, without limitation, the name “Fitness 24/7”), trademarks and service marks, domain names and URLs set forth on Schedule 1.01(f);

(g)          each contract, agreement, commitment or arrangement related to the Business set forth on Schedule 1.01(g) (the “Assigned Contracts”);

(h)          all software, software systems, databases and database systems, whether owned, leased or licensed, that are used in connection with the Business;

(i)          all 1-800 or other telephone numbers used in connection with the Business;

and

(j)          all of the goodwill and going concern value related to the Business.

Section 1.02         Excluded Assets.    The Assets shall not include, and Buyer acknowledges that the following shall be excluded from the Assets (the “Excluded Assets”):

(a)          all of Seller’s accounts receivable as of the Closing Date;

(b)          all cash and cash equivalents on hand as of the Closing Date;

(c)          each contract, agreement, commitment or arrangement related to the Business that is not included in the Assigned Contracts; and

(d)          copies of Seller’s company books and records of internal company proceedings, tax records and work papers that Seller is required by law to retain.

Section 1.03         Assumed Liabilities.    On the Closing Date, Buyer agrees to assume, pay, perform and discharge or otherwise satisfy, as applicable, all executory obligations of Seller arising from and after the Closing Date under the Assigned Contracts, except for any obligations for or in respect of non-performance or breach by Seller of any Assigned Contract (the “Assumed Liabilities”).

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Section 1.04         Excluded Liabilities.    Except for the Assumed Liabilities, Buyer is not assuming any liabilities of Seller of any nature whatsoever, whether absolute, accrued, contingent or otherwise, disclosed or undisclosed, and whether or not relating to the Assets or the Business (the “Excluded Liabilities”).

Section 1.06         Purchase Price.   In consideration of the sale, transfer and conveyance of the Assets by Seller to Buyer, Buyer hereby agrees to assume the Assumed Liabilities in accordance with Section 1.03 on the Closing Date, and to pay to Seller the sum of $100,000.00 (the “Purchase Price”). Buyer shall pay the Purchase Price to Seller at Closing by wire transfer in immediately available funds to such bank account as may be designate by Seller in writing.

ARTICLE II

CLOSING

Section 2.01         Closing.   The closing of the transactions contemplated by hereby (the “Closing”) shall take place contemporaneously with the execution of this Agreement.

Section 2.02         Closing Deliverables.

(a)	At the Closing, Seller shall deliver to Buyer the following:

(i)          A Bill of Sale in the form of Exhibit A hereto (the “Bill of Sale”), duly executed by Seller, conveying and transferring the Assets to Buyer or a wholly-owned subsidiary of Buyer designated by Buyer the “Subsidiary”);

(ii)         An Assignment and Assumption Agreement in the form of Exhibit B hereto, (the “Assignment and Assumption Agreement”), duly executed by Seller, conveying and transferring the Assigned Contracts to Buyer or the Subsidiary and providing for the assumption of the Assigned Liabilities by Buyer; and

(iii)        Such other documents as may be necessary to effect the consummation of the transactions contemplated by this Agreement.

(b)	At the Closing, Buyer shall deliver to Seller the following:

(i)          Payment of the Purchase Price as provided in Section 1.05;

(ii)         The Assignment and Assumption Agreement, duly executed by Buyer; and

(iii)        Such other documents as may be necessary to effect the consummation of the transactions contemplated by this Agreement.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER AND OWNER

Seller and Owner, jointly and severally, represent and warrant to Buyer as follows:

Section 3.01         Organization and Qualification of Seller.   Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

Section 3.02         Authority of Seller and Owner.   Seller and Owner have all necessary corporate power and authority to enter into this Agreement, the Bill of Sale and the Assignment and Assumption Agreement (the “Transaction Documents”) to which each is a party, to carry out their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller and Owner of this Agreement and any other Transaction Document to which they are a party, the performance by Seller and Owner of their respective obligations hereunder and thereunder and the consummation by Seller and Owner of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller.

Section 3.03         No Conflicts.   Neither the execution, delivery or performance by Seller and Owner of this Agreement or any other Transaction Document to which Seller or Owner is a party, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms and provisions hereof or thereof, (a) will contravene any provision of any applicable law, statute, rule or regulation, or any judgment, decree, franchise, ruling, order or permit of any court or governmental authority applicable to Seller or Owner; (b) will conflict or be inconsistent with the organizational documents of Seller; or (c) will result in the creation of or imposition of (or obligation to create or impose) any lien, security interest, pledge, charge, claim or encumbrance of any kind (“Lien”) upon any of the Assets.

Section 3.04         No Consents.   No order, consent, approval, license, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority or any third party is required to authorize, or is required in connection with, the execution, delivery or performance by Seller or Owner of this Agreement or any other Transaction Document to which Seller or Owner is a party.

Section 3.04         Title to and Condition and Sufficiency of Assets.   Seller has, and is transferring to Purchaser hereunder, good, valid and marketable title to all of the Assets, free and clear of any and all Liens. All of the Assets are usable in the ordinary course of the Business for the purposes and uses intended and are in good working condition, reasonable and ordinary wear and tear excepted. The Assets comprise all of the assets, properties, and rights of every type and description, real, personal and mixed, tangible or intangible, used or employed by Seller in operating the Business, other than the Excluded Assets.

Section 3.05         Litigation.   There are no lawsuits, inquiries, proceedings or investigations pending or, to the best of Seller's and Owner’s knowledge, threatened before any court or governmental or administrative body or agency against Seller or Owner related to (a) the transactions contemplated by this Agreement and the other Transaction Documents; or (b) the Business or any of the Assets. Neither Seller nor Owner is subject to any judgment, order or decree with respect to the Business and the Assets entered in any lawsuit or proceeding.

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Section 3.06         Assigned Contracts.  All of the Assigned Contracts are in full force and effect, will continue in full force and effect after the Closing and may be transferred to Buyer pursuant to this Agreement. Neither Seller nor Owner is in or alleged to be in default, nor to the best of Seller’s and Owner’s knowledge is any other party in or alleged to be in default, , under any of the Assigned Contracts and to the best of Seller’s and Owner’s knowledge no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Seller, Owner or any other party under the Assigned Contracts.

Section 3.07         Compliance with Laws.   Seller is in not violation of any applicable federal, state or local law, rule, regulation or ordinance or any judgment, writ, decree, injunction order, permit or any other requirement of any court or governmental agency or authority in any manner relating to the Assets, nor has Seller or Owner received any notice alleging any such violation.

Section 3.08         Financial Statements.   The financial statements attached as Exhibit C hereto have been prepared from books and records maintained by Seller in accordance with United States generally accepted accounting principles as in effect in the United States from time to time and consistently applied and consistent with past practice, other than with respect to the absence of footnotes and fairly present in all material respects the financial condition and results of operations of the Business as of the dates thereof and for the periods presented, subject to normal year-end adjustments.

Section 3.09         Brokers.    Except for Transworld Business Advisors, which Seller and Owner shall be fully responsible, neither Seller nor Owner has incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees or commissions in connection with the execution and delivery of this Agreement and the other Transaction Documents or consummation of the transactions contemplated hereby or thereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller and Owner as follows:

Section 4.01         Organization and Qualification of Buyer.   Buyer is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

Section 4.02         Authority of Buyer.   Buyer has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which it is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller.

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Section 4.03         No Conflicts.   Neither the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms and provisions hereof or thereof, (a) will contravene any provision of any applicable law, statute, rule or regulation, or any judgment, decree, franchise, ruling, order or permit of any court or governmental authority applicable to Buyer; or (b) will conflict or be inconsistent with the organizational documents of Buyer.

Section 4.04         No Consents.   No order, consent, approval, license, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority or any third party is required to authorize, or is required in connection with, the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

ARTICLE V

SURVIVAL; INDEMNIFICATION

Section 5.01         Survival.   All of the provisions of this Agreement shall survive the Closing indefinitely, except that the representations and warranties of Seller and Owner, on one hand, and the representations and warranties of Buyer on the other hand, shall survive until the first anniversary of the Closing Date.

Section 5.02        Indemnity by Seller and Owner. Seller and Owner,, jointly and severally, shall indemnify and hold harmless Buyer and Buyer’s directors, officers and employees from and against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (a) any misrepresentation or breach of warranty by Seller or Owner in this Agreement or any of the other Transaction Documents to which they are a party; or (b) any breach of any covenant or agreement on the part of Seller or Owner in this Agreement or in any of the other Transaction Documents to which they are a party.

Section 5.03         Indemnity by Buyer.   Buyer shall indemnify and hold harmless Seller and Owner from and against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation or breach of warranty by Buyer in this Agreement or any of the other Transaction Documents to which Buyer is a Party; or (b) any breach of any covenant or agreement on the part of Buyer in this Agreement or any of the other Transaction Documents to which Buyer is a Party.

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Section 5.04         Notice to Indemnitor; Right of Parties to Defend.   Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnifying Party ("Indemnitor") under this Article V, an indemnified Party ("Indemnitee") shall notify the Indemnitor in writing of such claim. The Indemnitor shall have the right to assume the control and defense of any such action, provided that the Indemnitee may participate in the defense of such action subject to the Indemnitor's reasonable direction and at Indemnitee's sole cost and expense. The Party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other Party or Parties and be given full access to all information relevant thereto. In no event shall any such claim be settled without the Indemnitor's consent.

ARTICLE VI

MISCELLANEOUS

Section 6.01         Expenses.      Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 6.02         Further Assurance.   The Parties agree after the Closing they will, from time to time, upon the request of each other, and without further consideration, execute, acknowledge and deliver in proper form any further assignment and take such action as the Parties may reasonably require in order to more effectively carry out the purposes of and otherwise to comply with the true intent of this Agreement.

Section 6.03         Publicity.   Without the consent of the other Party or Parties or unless required by law, either Party shall be able to issue a press release or any statement to the print or electronic media with regard to this Agreement and the transactions contemplated hereby.

Section 6.04         Severability.   If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement.

Section 6.05         Entire Agreement.   This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein.

Section 6.06         Binding Agreement; No Assignment; No Third-Party Beneficiaries.   This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, legal representatives and successors and assigns. No Party may assign its or her rights or obligations hereunder without the prior written consent of the other Party or Parties. This Agreement is for the sole benefit of the Parties hereto and their respective heirs, legal representatives and successors and permitted assigns.

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Section 6.07         Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the Parties hereto.

Section 6.08         Governing Law; Waiver of Jury Trial: Attorney’s Fees.

(a)          This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without reference to conflict of law principles.

(b)         The Parties waive any right to a trial by jury.

(c)         If any action is brought to interpret or enforce this Agreement or any of the Transaction Documents, the prevailing Party or Parties shall be entitled to recover attorney’s fees and costs from the other Party or Parties at both the trial and appellate levels.

Section 6.05         Notices.     All communications between the Parties with respect to any of the provisions of this Agreement shall be sent by certified mail, return receipt requested or by nationally recognized overnight courier and shall be deemed given upon receipt.

If to Seller or Owner to:	150 Millview Drive
Pittsburgh, PA 15238
Attention: Eleni Berger

If to Buyer to:	Golden Global Corp.
21573 San Germain Dr.
Boca Raton, FL 33433
Attention: CEO

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Section 6.06         Counterparts.   This Agreement may be executed in one or more counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

SELLER:

FITNESS 24/7 EB, INC.

By:	/s/ Elleni Berger
Elleni Berger, Managing Member

OWNER:

/s/ Elleni Berger
Elleni Berger

BUYER:

GOLDEN GLOBAL CORP.

By:	/s/ Erik Blum
Erik Blum, CEO

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